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                                   EXHIBIT 22

                             LOMAK PETROLEUM, INC.

                           SUBSIDIARIES OF REGISTRANT




                                                                                                      Percentage of
                                                                   Jurisdiction                     Voting Securities
                                                                        of                         Owned by Immediate
           Name                                                   Incorporation                           Parent
           ----                                                   -------------                    ------------------
           Lomak Operating Company                                    Ohio                               100%
           Lomak Production Company                                   Delaware                           100%
           Buffalo Oilfield Services, Inc.                            Ohio                               100%
           Border Resources, Inc.                                     Delaware                           100%
           Red Eagle Resources Corporation                            Delaware                           100%




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